EXHIBIT 10.2

ADDENDUM #2 TO EMPLOYMENT AGREEMENT OF JULY 3, 2000

This Addendum #2 to the July, 3, 2000, Employment Agreement (“Agreement”) between Kevin G. Kroger “Kroger”) and Puradyn Filter Technologies Incorporated (“PFTI”), is made and entered into effective November 16, 2017 (“Effective Date”).

Recitals

A.

Kevin Kroger and Puradyn Filter Technologies Incorporated entered into an employment agreement on July 3, 2000. As part of the compensation promised to Kroger in that agreement, Kroger is entitled to a $600,000 Life Insurance Policy as evidenced by Section #2(c)(ii), Compensation, Executive Perquisites, Benefits, and Other Compensation.

B.

Kroger, in his desire to show his confidence and belief in the future performance of PFTI, and to conserve PFTI cash resources at this time, agrees to amend Section #2 (c)(ii), Compensation, Executive Perquisites, Benefits, and Other Compensation, of his employment contract.

AGREEMENT:

1.

In lieu of and in exchange for the $600,000 Life Insurance Policy, Kroger will accept a $300,000 Life Insurance Policy.

2.

All other terms and conditions of the July 3, 2000 Employment Agreement remain in full force and effect.

EMPLOYEE:	EMPLOYER:
Kevin G. Kroger	Puradyn Filter Technologies, Inc.

/s/Kevin G. Kroger	/s/Joseph V. Vittoria
Kevin G. Kroger	Joseph V. Vittoria
President and Chief Operating Officer	Chairman and Chief Executive Officer